 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-18853; No. 333-188856; No. 333-188857; No. 333-188858) on Forms S-8 of Nicolet Bankshares, Inc. and subsidiaries of our report dated March 12, 2014 related to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of Nicolet Bankshares, Inc. and subsidiaries for the year ended December 31, 2013.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia

March 12, 2014